AMGEN AND CYTOKINETICS ANNOUNCE
EXPANSION OF LICENSE FOR OMECAMTIV MECARBIL

Cytokinetics Will Receive $25 Million
Plus Potential Milestone Payments and Royalties

THOUSAND OAKS, Calif. AND SOUTH SAN FRANCISCO, Calif, (June 12, 2013) – Amgen (NASDAQ:AMGN) and Cytokinetics Incorporated (NASDAQ:CYTK) today announced an expansion of their strategic collaboration to include Japan. In 2006, Cytokinetics and Amgen entered into a collaboration to discover, develop and commercialize novel small-molecule therapeutics that activate cardiac muscle contractility for potential applications in the treatment of heart failure. Omecamtiv mecarbil is the most advanced drug candidate in this collaboration. Initially, Cytokinetics’ license to Amgen for omecamtiv mecarbil excluded Japan. Under the amendment to the collaboration announced today, the companies have agreed on terms expanding Amgen’s license for omecamtiv mecarbil and related compounds to include Japan.

In consideration of the expanded license, Cytokinetics will receive $25 million from Amgen comprised of a non-refundable license fee of $15 million and $10 million for Amgen’s purchase of Cytokinetics’ common stock. The companies have executed a stock purchase agreement providing for the sale of Cytokinetics’ common stock to Amgen at a price per share equal to the 10-day trailing average of the closing price of Cytokinetics’ stock on the last trading day prior to execution of the stock purchase agreement.  In addition, Cytokinetics is eligible to receive additional pre-commercialization milestone payments for the development of omecamtiv mecarbil in Japan of up to $50 million as well as royalties on sales of omecamtiv mecarbil in Japan. Under the terms of the amended collaboration agreement, Cytokinetics plans to conduct a Phase I pharmacokinetic study, the costs of which will be reimbursed by Amgen, intended to support the inclusion of Japanese patients in a potential Phase III clinical development program for omecamtiv mecarbil.

“We are pleased to expand our collaboration with Amgen to include Japan,” stated Robert I. Blum, Cytokinetics’ President and Chief Executive Officer. “Our decision to amend the agreement at this time is based on our confidence in the progress of our collaborative development program for omecamtiv mecarbil and on Amgen’s recent commitment to expand its business activities in Japan. We look forward to the integration of Japan into our collaboration’s global development plan for this promising drug candidate.”

“This expanded collaboration furthers Amgen’s hopes to address the needs of patients with heart failure in Japan,” said Sean E. Harper, M.D., Amgen’s Executive Vice President of Research and Development.

About Omecamtiv Mecarbil
Omecamtiv mecarbil is a small molecule cardiac myosin activator which was discovered by Cytokinetics’ scientists and is the subject of a collaboration between Cytokinetics and Amgen.  It is being investigated for the treatment of heart failure.

About Amgen
Amgen discovers, develops, manufactures and delivers innovative human therapeutics. A biotechnology pioneer since 1980, Amgen was one of the first companies to realize the new science’s promise by bringing safe, effective medicines from lab to manufacturing plant to patient. Amgen therapeutics have changed the practice of medicine, helping people around the world in the fight against serious illnesses. With a deep and broad pipeline of potential new medicines, Amgen remains committed to advancing science to dramatically improve people’s lives. For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

About Cytokinetics
Cytokinetics is a clinical-stage biopharmaceutical company focused on the discovery and development of novel small molecule therapeutics that modulate muscle function for the potential treatment of serious diseases and other medical conditions. Cytokinetics currently has three compounds in clinical development: omecamtiv mecarbil in Phase II for acute and chronic heart failure, tirasemtiv in Phase II for amyotrophic lateral sclerosis and CK-212107 in a Phase I study in healthy volunteers. All of the company’s drug candidates have arisen from Cytokinetics’ muscle biology focused research activities and are directed towards the cytoskeleton. The cytoskeleton is a complex biological infrastructure that plays a fundamental role within every human cell. Additional information about Cytokinetics can be obtained at http://www.cytokinetics.com.

Forward-Looking Statements: Amgen
This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and others that can be found in Amgen’s Form 10-K for the year ended December 31, 2012, and in any subsequent periodic reports on Form 10-Q and Form 8-K.  Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects.  Amgen’s results may be affected by Amgen’s ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments (domestic or foreign) involving current and future products, sales growth of recently launched products, competition from other products (domestic or foreign) and difficulties or delays in manufacturing its products.  In addition, sales of Amgen products are affected by reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement.  Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of Amgen products.  Furthermore, Amgen’s research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities.  Amgen or others could identify safety, side effects or manufacturing problems with Amgen products after they are on the market.  Amgen’s business may be impacted by government investigations, litigation and product liability claims.  If Amgen fails to meet the compliance obligations in the corporate integrity agreement between Amgen and the U.S. government, Amgen could become subject to significant sanctions.  Further, while Amgen routinely obtains patents for its products and technology, the protection offered by its patents and patent applications may be challenged, invalidated or circumvented by its competitors.  Amgen depends on third parties for a significant portion of its manufacturing capacity for the supply of certain of its current and future products and limits on supply may constrain sales of certain of its current products and product candidate development.  In addition, Amgen competes with other companies with respect to some of its marketed products as well as for the discovery and development of new products.  Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product.  Further, some raw materials, medical devices and component parts for Amgen products are supplied by sole third-party suppliers. Amgen’s business performance could affect or limit the ability of its Board of Directors to declare a dividend or its ability to pay a dividend or repurchase its common stock.

Forward-Looking Statements: Cytokinetics
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics’ and Amgen’s research and development activities, including the planned conduct of clinical trials; the potential receipt of milestones, royalties and other payments; and the properties and potential benefits of omecamtiv mecarbil and Cytokinetics’ other drug candidates. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to: Cytokinetics anticipates that it will be required to conduct at least one confirmatory Phase III clinical trial of tirasemtiv in ALS patients which will require significant additional funding, and it may be unable to obtain such additional funding on acceptable terms, if at all; potential difficulties or delays in the development, testing, regulatory approvals for trial commencement, progression or product sale or manufacturing, or production of Cytokinetics’ drug candidates that could slow or prevent clinical development or product approval, including risks that current and past results of clinical trials or preclinical studies may not be indicative of future clinical trials results, patient enrollment for or conduct of clinical trials may be difficult or delayed, Cytokinetics’ drug candidates may have adverse side effects or inadequate therapeutic efficacy, the U.S. Food and Drug Administration or foreign regulatory agencies may delay or limit Cytokinetics’ or its partners’ ability to conduct clinical trials, and Cytokinetics may be unable to obtain or maintain patent or trade secret protection for its intellectual property; Amgen’s decisions with respect to the design, initiation, conduct, timing and continuation of development activities for omecamtiv mecarbil; Cytokinetics may incur unanticipated research and development and other costs or be unable to obtain additional financing necessary to conduct development of its products; Cytokinetics may be unable to enter into future collaboration agreements for its drug candidates and programs on acceptable terms, if at all; standards of care may change, rendering Cytokinetics’ drug candidates obsolete; competitive products or alternative therapies may be developed by others for the treatment of indications Cytokinetics’ drug candidates and potential drug candidates may target; and risks and uncertainties relating to the timing and receipt of payments from its partners, including milestones and royalties on future potential product sales under Cytokinetics’ collaboration agreements with such partners. For further information regarding these and other risks related to Cytokinetics’ business, investors should consult Cytokinetics’ filings with the Securities and Exchange Commission.

Contacts:
Kristen Davis, 805-447-3008 (Amgen media)
Arvind Sood, 805-447-1060 (Amgen investors)
Joanna L. Goldstein, 650-624-3000 (Cytokinetics investors & media)